Molly [illegible]

OFFICE SPACE LEASE

Multi-Tenant Project

THIS LEASE is made as of the 5th day of August, 2009 by and between **TEXAS INSTITUTE FOR EYES LLC**, a Delaware limited liability company ("Landlord") and **NORTH AMERICAN SPINE**, a Texas limited liability company ("Tenant").

<u>ARTICLE I - BASIC TERMS</u>

1.01

A. <u>Address of Landlord</u>:

9550 West Higgins Road, Suite 200
Rosemont, Illinois 60018
Attn: Molly McShane

B. <u>Address of Tenant</u>:

10740 North Central Expressway, Suite ___
Dallas, Texas

or such other address as may from time to time be designated by Landlord/Tenant in writing.

C. <u>Premises</u>: Approximately 9,224 rentable square feet of space (an exact size to be inserted by the parties upon finalization of Tenant's space plan and calculated substantially in accordance with current BOMA standards) in the Building as shown on <u>Exhibit B</u> attached hereto.

D. <u>Building</u>: The building in which the Premises is located consisting of approximately 86,271 rentable square feet of space, together with the land, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto. The legal description of the parcel on which the Building is situated is attached hereto as <u>Exhibit A</u>, sometimes hereinafter referred to as the "Site". The Site, the Building and all other improvements on the Site is sometimes hereinafter referred to as the "Project".

E. <u>Guarantor(s)</u>: Chris Lloyd Concurrently with the execution and delivery of this Lease by Tenant, each Guarantor shall execute and deliver to Landlord a Guaranty in the form attached hereto as <u>Exhibit C</u>.

F. <u>Term</u>: Eighty-four (84) calendar months, commencing on the first business day after the date that (i) the Tenant Improvements are completed by Landlord (estimated to be ___________, 2009), (ii) Landlord has provided Tenant with a temporary certificate of occupancy, and (iii) Landlord has provided Tenant with exclusive possession of the Premises

(the "Commencement Date", estimated to be _______________, 2009) and expiring at 11:59 p.m. on the last day of the 84th full calendar month thereafter (the "Expiration Date") unless sooner terminated as set forth herein. The initial Lease Year shall be the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter, and each succeeding Lease Year shall be the twelve (12) month period ending on the same date as the initial Lease Year.

G. Rent: All sums, monies or payments required to be paid by Tenant to Landlord pursuant to this Lease.

H. Base Rent: Base Rent is payable at an annual rate of $23.00 per rentable square foot, plus annual increases equal to two and one-half percent (2.5%) of the Base Rent payable during the immediately preceding lease year beginning on the first anniversary of the Commencement Date and on each anniversary date thereafter during the Term.

I. Security Deposit: N/A

J. Tenant's Proportionate Share: 10.69% (an exact figure to be recalculated according to the final Plans and Specifications).

K. Permitted Uses: Medical office use and lawful uses normally incidental thereto, and no other purpose.

L. Broker(s): None.

M. Exhibits:
A. Legal Description of Premises
B. Site Plan of Premises
C. Form of Guaranty
D. Rules & Regulations
E. Base Building Outline Specifications
F. Form of Subordination, Non-Disturbance Agreement

1.02 Effect of Reference to Basic Terms. Each reference in this Lease to any of the Basic Terms contained in Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01.

ARTICLE II - GRANT AND TERM/CONSTRUCTION

2.01 In consideration of the Rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby hires from Landlord the Premises described in Section 1.01 (C).

2.02 Tenant shall have and hold the Premises for and during the Term described in Section 1.01 (F), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

2.03 In the event Tenant takes possession of the Premises prior to the beginning of the Term hereof with Landlord's consent, such possession shall be in addition to the Term provided for herein and all the provisions of this Lease shall be in full force and effect upon Tenant's so taking possession.

2.04 Landlord agrees to construct or cause to be constructed the tenant improvements in the Premises (the "Tenant Improvements") as specified on the Outline Plans and Specifications which are attached hereto and made a part hereof as Exhibit E. Landlord agrees to cause final plans and specifications for the Tenant Improvements to be prepared promptly in accordance with the Outline Plans and Specifications and to submit the same to Tenant for its approval. Tenant agrees that it will not unreasonably withhold or delay its approval of the final plans and specifications. The final plans and specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto. Such final plans and specifications shall be in lieu of and shall replace Exhibit E with respect to the Tenant Improvements. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same promptly, subject to the provisions of the Outline Plans and Specifications, so as not to delay completion of the Tenant Improvements in the Premises. Tenant shall pay to Landlord all reasonable increased costs or damages, including lost rent, incurred by Landlord to the extent attributable to delays caused by Tenant.

2.05 Landlord shall diligently proceed with the construction of the Tenant Improvements to the Premises and use commercially reasonable efforts to complete the same and deliver possession thereof to Tenant at the beginning of the Term. Notwithstanding the foregoing, if any delay in the delivery of possession of the Premises is caused or contributed to (a) by act or neglect of Tenant, or those acting for or under Tenant (a "Tenant Delay"), or (b) by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non action of public utilities, or of local, state or federal governments affecting the work, or other causes beyond Landlord's reasonable control, then the time of completion of said construction shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an "Excused Delay." Any Tenant Delay shall not defer Tenant's obligation to commence paying Rent in accordance with Section 5.01 of this Lease, and Tenant shall pay to Landlord all reasonable increased costs or damages, including lost rent, incurred by Landlord attributable to Tenant Delays. If the Premises are not substantially complete with possession available to Tenant by the date scheduled for substantial completion and delivery or possession, the Lease shall remain in effect and the Term will commence upon such substantial completion and delivery, with the dates for the commencement and expiration of the Term to be adjusted accordingly, provided, however, notwithstanding anything contained herein to the contrary, in the event that the Commencement Date has not occurred on or before sixty (60) days after the scheduled Commencement Date (subject to any Tenant Delay or Excused Delay), Landlord shall provide Tenant with a rent credit in an amount equal to one (1) free day of Base Rent for each day that the Commencement Date has not occurred after sixty (60) days after the scheduled Commencement Date (subject to any Tenant Delay or Excused Delay), which rent credit shall be applied against Base Rent starting with the first month in which Base Rent is due until such credit is exhausted. The term "substantially complete" or "substantially completed" shall mean the date the Tenant Improvements are completed in substantial accordance with the Final Plans and Specs except for punch-list items, sufficient to allow Tenant to fully use and occupy same.

2.06 The Tenant Improvements as shown on the final Plans and Specifications shall be constructed by Cadence McShane Construction Company LLC. All trades not performed by Cadence McShane Construction Company LLC shall be bid out to two subcontractors, and Landlord shall use its best efforts to obtain the lowest reasonable bids from such subcontractors. The Tenant Improvements shall be constructed on a cost plus basis, and the cost of the work shall include all labor, material, insurance,

permits, general conditions, construction fee, design and engineering costs (the "Cost of the Work"). On behalf of the Tenant, Cadence McShane Construction Company LLC will solicit competitive bids from subcontracts on all subtrades. Landlord's financial contribution to the Cost of the Work shall be an allowance of $40.00 per useable square foot (the Premises are estimated to contain 8,000 useable square feet based upon 9,224 rentable square feet) (the "Allowance"). The Allowance may also be used for the costs of architectural, engineering and space planning, consulting services, furnishings, telephone, data cabling and office equipment installation, and other office setup costs, and any charges incurred by Tenant shall be paid by Tenant and submitted to Landlord for reimbursement. Any Tenant Improvement requests which cause the Cost of the Work to increase above $40.00 per useable square foot will require payment of such excess amount in cash to Landlord by Tenant upon approval of the final Plans and Specifications. Any unused portion of the Allowance shall, at Tenant's option, be used as a rent credit against the Base Rent starting with the first month in which Base Rent is due until such credit is exhausted.

ARTICLE III - RESERVATIONS BY LANDLORD

3.01 Landlord excepts and reserves the roof, exterior walls and Common Areas of the Building as described in Article XVII below, and further reserves the right to place, install, maintain, carry through, repair and replace such utility lines, pipes, wires, appliances, tunneling and the like in, over, through and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Building. In exercising such rights reserved to Landlord, Landlord shall use its best efforts to avoid any unreasonable interference with Tenant's operations in the Premises (but Landlord shall not be required to conduct such operations on an overtime basis).

3.02 Notwithstanding any provision in this Lease to the contrary, it is agreed that Landlord reserves the right, without invalidating this lease or modifying any provision thereof, at any time, and from time to time, (i) to make alterations, changes and additions to the Building, (ii) to add additional areas to the Building and/or to exclude areas therefrom, (iii) to construct additional buildings and other improvements, (iv) to remove or relocate the whole or any part of any building, and (v) to relocate any other tenant in the Building. In exercising such rights reserved to Landlord, Landlord shall use its best efforts to avoid any unreasonable interference with Tenant's operations in the Premises (but Landlord shall not be required to conduct such operations on an overtime basis). It is further understood that the existing layout of the Building, and any appurtenant walks, roadways, parking areas, entrances, exits, and other improvements shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that same will remain exactly as presently built, it being understood and agreed that Landlord may change their number, dimensions and locations, as Landlord shall deem proper.

ARTICLE IV - USE

4.01 The Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purposes set forth in Section 1.01 (K) above and for no other purposes. Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in the Building, and shall keep its mechanical apparatus free of unreasonable noise and vibration which may be transmitted beyond the confines of the Premises.

4.02 Landlord represents and warrants that the Tenant Improvements shall be designed and constructed in compliance with all applicable laws, codes, ordinances and regulations including, without limitation, the Americans with Disabilities Act, Environmental Laws (as hereinafter defined), applicable

building and zoning laws, codes, ordinances and regulations ("Applicable Laws") as they are presently interpreted and enforced by the governmental bodies having jurisdiction thereof. Tenant covenants throughout the Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural repairs and alterations is caused by Tenant's particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

ARTICLE V - RENT

5.01 Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Base Rent specified in Section 1.01 (H) in lawful money of the United States in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord's address shown at Section 1.01 (A) above or such other place as Landlord may designate from time to time in writing.

5.02 Real Estate Taxes. During the Term of the Lease or any extensions or holding over, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Real Estate Taxes levied against the Building.

"Real Estate Taxes" shall mean: (a) all ad valorem Real Estate Taxes on the Project (adjusted after protest or litigation, if any) for any part of the Term of this Lease, exclusive of penalties and interest, (b) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (c) any special assessments for benefits on or to the Building paid in annual installments by Landlord, (d) all taxes on the rent or other revenue from the Property, including any business taxes, gross margins taxes, occupational taxes, excise taxes or any other similar tax payable by Landlord (including, without limitation, the Texas margin tax imposed pursuant to the provisions of Chapter 171 of the Texas Tax Code, as the same may be amended or supplemented) which is attributable to or levied on rentals or other revenue derived from the operation of the Building or the privilege of leasing property, and (e) the actual and reasonable expenses of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, protested or negotiation.

If the Term of the Lease shall begin or end during a tax calendar year (tax calendar year shall mean each annual period for which ad valorem real estate taxes are assessed and levied) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and with respect to the year in which the Term ends shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Term during the tax calendar year shall be reasonably estimated by the Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by the Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant.

5.03 Insurance Premiums. During the Term of this Lease or any extension or holding over thereof, Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the cost of the premium for the fire and extended coverage insurance described in Section 20.02.

5.04 Common Area Expenses. During the Term of this Lease or any renewals, extensions or holding over thereof, Tenant will pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Common Area Expenses, as those expenses are defined below.

For the purpose of this Lease the "Common Area Expenses" means Landlord's total cost and expense incurred in owning, operating, maintaining and repairing the Common Area as defined in Section 17.01 below, as well as the structure of the Building and the mechanical equipment and facilities appurtenant thereto, including but without limitation by enumeration, (i) costs for all electricity, gas, water or fuel used in connection with the operation, maintenance and repair of the Common Areas; (ii) the amount paid for all labor and/or wages and other payments including costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, employees, contractors and subcontractors of the Landlord involved in the operation and maintenance of the Common Areas; (iii) managerial, administrative, and telephone expenses related to operation and maintenance of the common facilities; (iv) management fees; (v) charges of any independent contractors employed in the care, operation, maintenance, cleaning and landscaping; (vi) the amount paid for all supplies, tools, replacement parts of components, equipment and necessities which are occasioned by everyday wear and tear; (vii) the amount paid for premiums for all insurance required from time to time by Landlord or Landlord's mortgagees (which will include, without limitation, the premiums described in Section 5.03, but only to the extent that Tenant has not paid such premiums pursuant to Section 5.03); and (viii) the pro rata costs of machinery and equipment purchased or leased by Landlord to perform its common area maintenance obligations.

To the extent that Landlord elects to provide services which are not separately metered or directly billed to the Tenant, such as water, gas, fuel, sewer charges and trash hauling, the costs of such services shall be included in Common Area Expenses. Common Area Expenses shall not, however, include interest on debt, capital retirement of debt, depreciation, costs properly chargeable to the capital account, except for capital expenditures which reduce other operating expenses or such capital expenditures that are required by changes in any governmental law or regulation in which case such expenditures, plus interest on the unamortized principal investment at ten percent (10%) per annum, shall be amortized over the life of the improvements, and such costs shall be directly chargeable by Landlord to Tenant in the Tenant's Proportionate Share. All charges, allocations and calculations hereunder shall be made pursuant to generally accepted accounting principles. If less than 100% of the rentable square feet in the Building is rented or occupied at any time during any calendar year, variable Common Area Expenses for such calendar year shall be an amount equal to the Common Area Expenses which would normally be expected to be incurred had 100% of the Building's rentable square feet been occupied and had Landlord been supplying services to 100% of the Building's rentable square feet throughout such calendar year.

5.05 Estimates of Additional Rent. In order to provide for current payments of Additional Rent, Landlord may give Tenant, upon execution of this Lease and from time to time during the Term hereof, written notice of its estimate of Additional Rent which will be due in the calendar year for which written notice of such estimate is given. Tenant shall pay to Landlord, as an Additional Rent deposit, in monthly installments commencing on the first day of the Term of this Lease, and/or the first day of the calendar month following that month in which Landlord notifies Tenant of the estimated Additional Rent, one-twelfth (1/12) of the Additional Rent due in any said calendar year as estimated by Landlord. If at any time it appears to Landlord that the Additional Rent due Landlord for any calendar year will vary from its estimate thereof by more than ten percent (10%), Landlord may, by written notice to Tenant,

revise its estimate for such year; provided, however, that such revisions shall not occur more than two (2) times per calendar year. Subsequent Additional Rent deposits by Tenant for such year shall be based on the revised estimate. Tenant shall pay Landlord the Additional Rent deposit in the same manner as Base Rent beginning on the first day of the calendar month following that calendar month in which this Lease commences.

Within sixty (60) days of the end of the calendar year for which estimates of Additional Rent were made, actual Additional Rent due for such year shall be calculated. If Tenant's Proportionate Share of actual Additional Rent exceeds the deposits paid by Tenant based on Landlord's estimates, Landlord shall bill Tenant for the excess amount and Tenant shall pay to Landlord said amount within ten (10) days of billing. If Tenant's Proportionate Share of actual Additional Rent is less than the deposits paid by Tenant based on Landlord's estimate thereof, Tenant shall, at the option of Landlord, be given a credit for the excess amount against the next Additional Rent deposit due for any subsequent year or, upon the expiration or earlier termination of this Lease, refunded to Tenant within thirty (30) days of such calculation.

If the Term commences on any day other than the first day of January, or if the Term ends on any day other than the last day of December, any Additional Rent due Landlord shall be pro-rated, based on a 365 day year. Upon expiration or termination of this Lease, Tenant shall pay such pro-rated amount within thirty (30) days of billing. This covenant shall survive the expiration or termination of this Lease.

5.06 Service Charge. Tenant's failure to make any monetary payment required of Tenant hereunder within ten (10) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at the rate of eighteen percent (18%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

ARTICLE VI - UTILITIES AND SERVICES

6.01 Tenant shall be responsible to pay all charges for gas, water, fuel, sewer charges, telephone, trash hauling, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided.

ARTICLE VII - QUIET ENJOYMENT

7.01 Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.

ARTICLE VIII - ASSIGNMENT AND SUBLETTING

8.01 Tenant shall not assign or hypothecate this Lease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The addition or subtraction of new doctors to Tenant's [professional association / limited partnership / limited liability company / S Corporation] shall not be deemed to be an assignment which requires Landlord's consent, provided, however, if any such doctor is also a Guarantor, Tenant shall provide to Landlord a replacement Guaranty from a new guarantor reasonably acceptable to Landlord prior to any such removal. If Tenant wishes to assign this Lease or sublet all or any part of the Premises it shall give notice in writing of such intention to Landlord pursuant to Article 23 of this Lease,

furnishing Landlord with a copy of the proposed assignment or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Thereupon, except in the case of the addition or subtraction of new doctors as permitted above, Landlord shall have, within twenty (20) days of receipt of such notice, to approve or reject such assignment or subletting by written notice to Tenant and, in the event Tenant is requesting consent to a full assignment of the Lease, Landlord shall also have the right the right to terminate this Lease by written notice (provided, however, that Tenant may withdraw its request for consent to any such assignment within five (5) days of Tenant's receipt of Landlord's termination notice, in which event this Lease shall continue in full force and effect). In the event Landlord recaptures the Premises pursuant to this Section 8.01, this Lease shall terminate as of the date of any such recapture and Tenant shall be relieved of all further obligations hereunder except those which survive the termination or expiration of this Lease. If no such response is given, Landlord shall be deemed to have elected to approve the assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release. If a subletting is so approved and the rents under such a sublease are greater that the Rents provided for herein, then Landlord shall have the further option either (a) to convert the sublease into a prime lease, in which case Tenant will be relieved of further liability hereunder and under the proposed sublease; or (b) to require Tenant to remain liable under this Lease. In either event, Landlord shall be entitled to fifty percent (50%) of any and all profits. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

ARTICLE IX - DAMAGE OR DESTRUCTION

9.01 If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable and the Landlord shall determine not to restore same, Landlord may, by written notice to the Tenant given within sixty (60) days after such damage, terminate this Lease as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense shall, as soon as practicable, but in any event no later than ninety (90) days after the date of the casualty, commence to restore the same and will proceed with reasonable diligence to restore the same to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Term of this Lease but only as to those items that were provided at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant.

9.02 If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) day notice above provided for and fails within one hundred twenty (120) days after such damage occurs to eliminate substantial interference with Tenant's use of the Premises or substantially to restore same, Tenant may terminate this Lease as of the end of said one hundred twenty (120) days by notice to Landlord given not later than five (5) days after expiration of said one hundred twenty (120) day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all Rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant for the purposes and use set forth in Section 1.01(k). If a portion of the Premises is untenantable, Rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In

any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

ARTICLE X - LANDLORD'S RIGHTS

10.01 Landlord reserves the following rights:

(a) To change the name of the Building without notice or liability to Tenant;

(b) To exhibit the Premises to others and to display "For Lease" signs on the Premises during the last six months of the term or any extension thereof;

(c) To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others and to charge the responsible tenant for the expense of removing said vehicles;

(d) To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation thereof (In exercising the rights reserved in this subsection (e), Landlord shall use its best efforts to avoid any unreasonable interference with Tenant's operations in the Premises (but shall not be required to conduct such operations on an overtime basis).

Landlord may enter upon the Premises at any reasonable time for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. Except in cases of an emergency, Landlord will endeavor to give Tenant not less than twenty-four (24) hours prior notice of any such entry for the purposes set forth in this Section 10.01.

ARTICLE XI - HOLDING OVER

11.01 Tenant shall pay to Landlord the Base Rent and Additional Rent computed on a per month basis for each month or part thereof (without reduction for any such partial month) Tenant retains possession of the Premises or any part thereof after the expiration of the Term, by lapse of time or otherwise, at one hundred fifty percent (150%) the amount such rents then required by the terms hereof for the last monthly period prior to the date of such expiration and also pay all damages, direct or indirect, sustained by Landlord by reason of such retention, or, if Landlord gives notice in writing to Tenant (and not otherwise), such holding over shall constitute renewal of this Lease at Landlord's election for one (1) year at either (i) one hundred fifty percent (150%) of the then current Rent (including Base Rent and Additional Rent); or (ii) that amount set forth in a written notice from Landlord to Tenant prior to the holding over, but acceptance by Landlord of any rent or other payment from Tenant after such expiration shall not constitute a renewal or extension nor waive Landlord's right of re-entry or any other right of Landlord.

ARTICLE XII - SIGNS AND ADVERTISEMENTS

12.01 Tenant shall not put upon nor permit to be put upon any part of the Premises or the Building, any signs, billboards or advertisements whatsoever in any location or any form without the prior written consent of Landlord. Landlord agrees to allow tenant exterior building signage subject to all applicable municipal and other legal regulations and subject to Landlord's prior written approval, all at Tenant's sole cost and expense.

12.02 Landlord shall install a building directory and floor directory on which Tenant's name and suite numbers will be identified. If Tenant desires to identify the individual physicians comprising Tenant to also be named on the directories, Landlord shall do so at Tenant's sole cost and expense and subject to having space available on any such directory.

ARTICLE XIII - MORTGAGE AND SUBORDINATION/ESTOPPEL CERTIFICATE

13.01 Except as provided in Section 13.03 below with respect to mortgage subordination, Tenant agrees to make this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any first mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Landlord's interest in the premises and to any other instrument encumbering the Landlord's interest in the premises and to any modifications, renewals, consolidations, extensions, or replacements thereof.

13.02 Section 13.01 above shall be self operative, and no further instrument of subordination shall be required by the holder of any such instrument. In confirmation of such subordination, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or the holder of any such mortgage, deed to secure debt, deed of trust, or other such instrument without expense, any and all instruments that may be requested by such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed of trust, or other instrument, and each such renewal, modification, consolidation, replacement, and extension therefor, provided that such instrument contains commercially reasonable non-disturbance language in favor of Tenant. Landlord shall obtain a commercially reasonable written non-disturbance agreement in favor of Tenant from each current and future Mortgagee holder of any such mortgage, deed to secure debt, deed of trust, or other such instrument in the form attached hereto and made a part hereof as Exhibit F (with such changes as Tenant and such lender shall reasonably agree upon) or such other form as may be reasonably acceptable to Tenant.

13.03 Tenant shall, within ten (10) days of Landlord's written request, at any time or times, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Landlord's interest in the Premises, without expense, any and all instruments that may be necessary (so long as such instrument contains non-disturbance language reasonably acceptable to Tenant) to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument, and each renewal, modification, consolidation, replacement, and extension thereof.

13.04 If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering Landlord's interest in the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the option of such holder, attorn to and recognize such successor as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all the terms, covenants, and conditions of this Lease.

13.05 At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Landlord a certificate evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing defaults on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such defaults, if any, and (iv) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser or transferee of Landlord's interest hereunder or of any part of Landlord's property or by any mortgagee of Landlord's interest hereunder or of any part of Landlord' property or by an assignee of any such mortgagee.

ARTICLE XIV - EMINENT DOMAIN

14.01 If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim for the value of any unexpired Term of this Lease. In such event, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.

ARTICLE XV - INABILITY TO PERFORM

15.01 Except as otherwise provided herein, if by reason of inability to obtain and utilize labor, materials or supplies; circumstances the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in or damage to the Premises or any of the equipment thereof not caused by Landlord or Tenant; or by reason of any other cause beyond the reasonable control of such party, either Landlord or Tenant, as the case may be, shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render such party liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve the other party from the fulfillment of any covenant or agreement contained in this Lease..

ARTICLE XVI - BANKRUPTCY OR INSOLVENCY

16.01 It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

(A) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (B) and (D) below are satisfied. To be

effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after such filing or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

(B) If Tenant filed a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(1) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (B), that:

(a) It will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

(b) It will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption; and

(2) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

(a) From and after the date of assumption of this Lease, it shall pay all monetary obligations, including the Base and Additional Rents payable under this lease in advance in equal monthly installments on each date that such Rents are payable.

(b) It shall also deposit with Landlord, as security for the timely payment of Rent, the amount set forth in Section 1.01 I;

(c) If not otherwise required by the terms of this Lease, it shall also pay in advance, on each day that any installment of Base Rent is payable,

one-twelfth of Tenant's annual tax, escalation and other obligations under this Lease; and

(d) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(4) For purposes of this subparagraph (B), "adequate assurance" means that:

(a) Landlord determines that the Tenant, trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(b) An order shall have been entered segregating sufficient cash payable to Landlord and/or valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of Tenant, trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

(C) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in- possession under the provisions of subparagraph (B) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the Tenant's rights under it, by giving written notice of Landlord's election so to terminate.

(D) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (A) or (B) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (D), of all of the terms, covenants, and conditions of this Lease. For the purposes of this subparagraph (D), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

(1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

(2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of creditworthiness; and

(3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(E) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

(F) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

ARTICLE XVII - COMMON AREAS

17.01 The term "Common Areas" means all the areas and facilities of the Building not intended for renting and, instead, designed for the common use and benefit of Landlord and all or substantially all of the Tenants, their employees, agents, customers and invitees. The Common Areas include, but not by way of limitation, parking lots, rail spurs, truck courts, landscaped and vacant areas, driveways, walks and curbs with facilities appurtenant to each as such areas may exist from time to time. Landlord shall operate and maintain the Common Areas, the proportionate cost of which shall be reimbursed by Tenant to Landlord as provided for herein. Landlord hereby grants to Tenant the non-exclusive revocable use of the Common Areas by Tenant, Tenant's employees, agents, customers and invitees, which use shall be subject at all times to such reasonable, uniform and non-discriminatory rules and regulations as may from time to time be established by Landlord, including, but not limited to, the Rules and Regulations attached hereto and made a part hereof as Exhibit D.

17.02 Tenant shall not use any part of the Building exterior to the Premises for outside storage. No trash, crates, pallets or refuse shall be permitted anywhere outside the Building by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the docks on the concrete apron provided for such purposes. Tenant shall not park or permit parking of vehicles overnight anywhere about the Building's parking areas without the prior written consent of Landlord.

17.03 Landlord is providing the parking lots for the non-exclusive and common use of Landlord, Tenant, and all other tenants in the Building and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. At all times during the Term, Landlord shall provide for the non-exclusive and common use of Tenant and all other tenants in the Building at no additional cost twenty-two (22) additional covered parking spaces reserved for the physicians employed in the Building as depicted on the Site Plan (except as may be reasonably and temporarily limited for repairs, maintenance or upgrades).

ARTICLE XVIII - ACCEPTANCE OF PREMISES, MAINTENANCE AND CARE

18.01 Completion and Acceptance. Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the construction of the Premises within ten (10) days after taking possession, such taking of possession shall be conclusive evidence as against Tenant that at the time thereof the Premises were in good order and satisfactory condition. This Section shall in no event relieve Landlord of its obligation to cause the Tenant Improvements to be completed, nor shall it relieve Landlord of its obligation to remedy any latent defects in the Premises or any portion thereof.

18.02 Maintenance and Repair by Tenant. Except as otherwise set forth in Section 18.03, Tenant shall be responsible for all maintenance, repair and replacement to the Premises. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair and/or replacement any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Building by Tenant's equipment or installations. At the end of the Term of this Lease or any renewal hereof, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear excepted. In the event Tenant fails to maintain the Premises as provided for herein Landlord shall have the right, but not the obligation, after the expiration of any applicable notice and cure period, to perform such maintenance, repair and replacement as is required of Tenant in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent (10%) charge for Landlord's overhead.

18.03 Maintenance and Repair by Landlord. During the Term of this Lease, Landlord shall keep and maintain and replace the roof, parking lot, structure, foundation, exterior walls, HVAC system, gutters and downspouts of the Building in good condition and repair (and such repairs shall be solely within Landlord's control and the cost thereof shall constitute a Common Area Expense to the extent otherwise so provided in Section 5.04). Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord's responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof, foundation and exterior walls of the Building which Landlord is so obligated to maintain and repair. If any portion of the Premises which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then repairs necessitated by such damage shall be paid for by Tenant.

ARTICLE XIX - ALTERATIONS AND ADDITIONS, MECHANICS' LIENS

19.01 Alterations and Additions. Tenant shall not make any alterations, improvements, or additions to the Premises without the prior written consent and approval of plans therefor by Landlord. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense by employees of, or contractors hired by, Landlord, except to the extent Landlord gives its consent to Tenant hiring its own contractors. Tenant shall promptly pay the cost of all such work. Alterations, improvements or additions so made by either of the parties upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury or damage, unless Landlord elects to require Tenant to remove any or all such alterations or improvements from the Premises, in which event Tenant, at Tenant's sole cost and expense, shall not later than the termination of the Lease remove all such designated alterations or improvements in a good, workmanlike manner, repairing and restoring the Premises to the condition existing therein prior to the construction of such alterations or

improvements free and clear of all liens and encumbrances. In the event damage to the Premises or the Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant.

19.02 Mechanic's Liens. Tenant shall not cause nor permit any mechanic's liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord's sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord's reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of any mechanic's or other liens attributable to Tenant being placed upon the Premises or the Building.

ARTICLE XX - INSURANCE

20.01 Public Liability, Property Damage Insurance. Tenant covenants and agrees to maintain on the Premises at all times during the Term of this Lease, or any renewal thereof, a policy or policies of comprehensive public liability and property damage insurance with not less than $1,000,000.00 combined single limit for both bodily injury and property damage which policy or policies shall name Landlord, and its property manager, all as additional insured.

20.02 Fire and Extended Coverage Insurance. Landlord shall, throughout the term of this Lease, or any extension thereof, maintain "all risk" fire and extended coverage insurance on the Building and the other property owned by Landlord located in and about the Building in amounts not less than 100% of the actual replacement value and with commercially reasonable deductibles. Landlord shall not be obligated in any way or manner to insure any property of Tenant or any property that may be in the Premises but not owned by Landlord. Landlord also agrees to maintain on the Site at all times during the term of this Lease, or any renewal thereof, a policy or policies of comprehensive public liability and property damage insurance in commercially reasonable amounts.

20.03 Indemnification by Landlord. LANDLORD HEREBY INDEMNIFIES, DEFENDS AND HOLDS HARMLESS TENANT AND THE TENANT-RELATED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM THE FOLLOWING (COLLECTIVELY, THE "LANDLORD-RELATED CLAIMS"): (i) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; (ii) THE OPERATION OR CONDUCT OF LANDLORD'S BUSINESS WITHIN THE COMMON AREAS; OR (iii) THE BREACH OF THIS LEASE BY LANDLORD. SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE LANDLORD-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT-RELATED PARTY. The indemnity obligations of Landlord under this Section 20.03 will not apply to a Landlord-Related Claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant-Related Party. The provisions of this Section 20.03 with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive expiration or termination.

20.04 Indemnification by Tenant. TENANT HEREBY INDEMNIFIES, DEFENDS AND HOLDS HARMLESS LANDLORD AND THE LANDLORD-RELATED PARTIES FROM AND AGAINST

ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEY'S FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM THE FOLLOWING (COLLECTIVELY, THE "TENANT-RELATED CLAIMS"): (i) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; (ii) AN INCIDENT OR EVENT WHICH OCCURRED DURING THE PERFORMANCE OF ANY ALTERATIONS MADE BY OR ON BEHALF OF TENANT; (iii) AN INCIDENT OR EVENT WHICH OCCURRED DURING THE CONSTRUCTION OF ANY TENANT IMPROVEMENTS OR ALTERATIONS BY TENANT OR A PARTY ON BEHALF OF TENANT; (iv) THE USE OF THE PARKING AREAS BY TENANT OR THE TENANT-RELATED PARTIES, OR THEIR AGENTS, SUBTENANTS, LICENSEES OR VISITORS; (v) THE OPERATION OR CONDUCT OF TENANT'S BUSINESS WITHIN THE PREMISES; OR (vi) THE BREACH OF THIS LEASE BY TENANT. SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE TENANT-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD-RELATED PARTY. The indemnity obligations of Tenant under this Section 20.04 will not apply to a Tenant-Related Claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord-Related Party. The provisions of this Section 20.04 with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive expiration or termination.

ARTICLE XXI - DEFAULT AND REMEDIES

21.01 In the event:

(a) Tenant shall at any time fail to pay any item of Rent when due within five (5) days of its receipt of a written notice of delinquency (provided that Landlord shall not be required to provide written notice of delinquency more than two times during any twelve (12) month period during the Term); or

(b) Tenant shall fail to keep, perform or observe any other covenant, agreement, condition or undertaking hereunder and shall fail to remedy such default within thirty (30) days after written notice thereof to Tenant; or if such default is one that will take longer than thirty (30) days to remedy, Tenant fails to commence curing such default within thirty (30) days and/or fails diligently to pursue such cure to completion.

Landlord shall have the right, without further notice to or demand, to re-enter and take exclusive possession of the Premises in accordance with law, with or without force or legal process, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law) and store such items at the sole cost and expense of Tenant and without liability to Tenant, and if such property is not claimed within thirty (30) days from the date of removal, sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of the rent due under this Lease; and pursue any other remedy permitted by law; all without being liable to Tenant for any damages or to any prosecution therefor; and

(i) To terminate Tenant's right of possession of the Premises, in which event Landlord may, but shall be under no obligation (except to the extent required by law) to act as agent of Tenant to relet the Premises for the balance of the Term or for a shorter or longer term and receive the rents therefor, applying them first to the payment of damages suffered to the Premises and rents due and to become due under this Lease, Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; or

(ii) To cancel and terminate the remaining Term of this Lease, re-enter and take possession of the Premises free of this Lease and thereafter this Lease shall be null and void and the rents in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from any of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default; or

(iii) To treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at seven percent per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Term including extensions, had such term not been prematurely terminated, over the aggregate market rental value of the Premises over the Term (including extensions) that the Lease would have run had it not been prematurely terminated.

21.02 Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much Additional Rent due on the next rent date after such payment, together with interest (except in the case of said attorneys' fees) at the highest legal rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of eighteen percent (18%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

21.03 Remedies Cumulative. All rights and remedies provided in this Lease for Landlord's protection shall be cumulative and in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant its reasonable attorneys' fees incurred in enforcing its rights hereunder.

21.04 No Waiver. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

21.05 No Reinstatement. No receipt of money by Landlord from Tenant after the expiration or termination of this lease or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate continue or extend the Term of this Lease or affect any such notice, demand or suit.

21.06 Default Under Other Leases. A default under this Lease by Tenant shall, at Landlord's option, be deemed a default under any other leases between Landlord and Tenant for space in the Building. Likewise, a default by Tenant under any other such lease between Landlord and Tenant shall, at Landlord's option, be deemed a default under this Lease.

ARTICLE XXII - DEFINITION OF LANDLORD/SALE/LANDLORD'S ASSIGNMENT OF LEASE

22.01 The words "Landlord" and "Tenant" as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Tenant to the provisions of Section 8.01 hereof. It is understood and agreed that the term "Landlord," as used in this Lease means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless the Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, that has the right to lease space in the Building to tenants shall be deemed the "Landlord." Tenant shall be bound to any succeeding landlord for all the terms, covenants, and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.

ARTICLE XXIII - NOTICES

23.01 Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly served if hand-delivered, sent by commercial courier, or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or electronic mail with confirmation of delivery (with a hard copy to be sent by regular mail), at the address set forth at Sections 1.01(A) and (B) above. The date of such hand-delivery or deposit with a commercial courier shall be deemed the date of service; if mailed by certified mail, the date of delivery indicated on the Return Receipt shall be deemed the date of service, if sent by facsimile or electronic mail, the date of confirmation of delivery.

ARTICLE XXIV - SECURITY DEPOSIT

24.01 Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1.01(I) as security for the performance by Tenant of every covenant and condition of this Lease. Said deposit may be commingled with other funds of Landlord. If Tenant shall default with respect to any covenant or condition of this Lease, after the expiration of any applicable notice and cure period, Landlord may apply the whole or any part of such security deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant's default. This includes, but is not limited to, applying the security deposit first to any restoration and/or cleanup costs necessary over and above normal wear and tear of the vacated space. If at any time Landlord properly applies all or any portion of the security deposit as provided herein, Tenant shall, within thirty (30) days after written notice of such application, cause the security deposit to be replenished to the full amount provided for herein. It

is understood that the security deposit is not to be considered as the last month's rent under the Lease. Should Tenant comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant, without interest, at the expiration of the Term hereof.

ARTICLE XXV - MISCELLANEOUS

25.01 Persons Bound. The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Lessee, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrancee or sublessee of Tenant. If there be more than one Tenant herein named, the provisions of the Lease shall be applicable to and binding upon such Tenant jointly and severally, as well as their heirs, legal representatives, successors and assigns.

25.02 Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.03 Captions. The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporation, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

25.04 No Option. Submission of this instrument for examination does not constitute a reservation of nor option for the Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

25.05 Brokers. Tenant represents that it has dealt directly with and only with the broker or brokers set forth at Section 1.01(L) above, and that Tenant knows of no other broker who negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any commissions or claims by any other broker or brokers pertaining to Tenant's having entered into this Lease.

25.06 Applicable Law. This Lease, its interpretation and enforcement shall be governed by the laws of the state in which the Premises are located.

25.07 Tenant's Compliance with Laws and Ordinances. Tenant covenants throughout the Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and of any applicable insurance rating agency, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that Tenant shall not be responsible for structural repairs or alterations unless the requirement for such structural

repairs and alterations is caused by Tenant's particular use or occupancy (as distinguished from the general type of use or occupancy permitted by the applicable zoning ordinance). Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

25.08 Waiver of Jury. Landlord and Tenant agree that, to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

25.09 Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

25.10 Financial Information. If Landlord shall request financial information from Tenant in connection with a proposed sale or financing of the Building, for the purpose of satisfying the due diligence investigation requirements of a proposed purchaser or lender, Tenant will provide such information as will allow Landlord to satisfy the reasonable requirements of such proposed purchaser or lender.

ARTICLE XXVI - HAZARDOUS SUBSTANCES AND MATERIALS

26.01 A. During the Term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of "hazardous substances", "pollutants", "hazardous waste", or "toxic materials" [as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. §§ 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., as amended, the Toxic Substance Control Act (or any regulations promulgated under the foregoing) or any other present or future federal, state or local law, ordinance, rule or regulation], including extremely flammable substances, explosives, radioactive materials and petroleum/petroleum products (collectively, "Hazardous Substances"); provided, however, the foregoing prohibition shall not be applicable to (i) Hazardous Substances which are present at the Premises prior to the date hereof, or (ii) normal and reasonable amounts of such substances which are reasonably necessary for the permitted use of the Premises so long as such materials are properly, safely, and lawfully stored and used by Tenant and the quantity of same does not equal or exceed a "reportable quantity" as defined under 40 C.F.R. 302 and 305, as amended.

B. Tenant shall notify Landlord immediately upon learning that any duty of Tenant described in paragraph A of this Section 26.01 has been violated, or that the Premises are subject to any third party claim or action, or threat thereof, because of any environmental condition in or originating from the Premises or arising in connection with Tenant's operations at the Premises or at the Building or Site. Tenant shall promptly provide Landlord with copies of all correspondence to or from third parties regarding such claims or actions or regarding environmental conditions in or originating from Tenant's operations in the Premises or at the Building or Site.

C. Tenant shall indemnify and hold harmless Landlord (as well as Landlord's officers, directors, shareholder, employees, partners, servants and agents, including the property manager) [the "Indemnified Parties"] of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees), remediation and response costs, remediation plan preparation costs and any continuing monitoring or closure costs, incurred or suffered

by the Indemnified Parties, or asserted by a third party against the Indemnified Parties, directly or indirectly arising due to the breach of Tenant's obligations set forth in this Article. Such indemnification shall survive expiration or earlier termination of this Lease.

ARTICLE XXVII - OPTION TO RENEW

27.01 Tenant shall have the right, subject to the provisions hereinafter provided, to renew the Term of this Lease for one (1) period of two (2) years (such period being a "Renewal Period") upon all of the terms, covenants and conditions contained in the Lease except that Base Rent for the Renewal Period shall be equal to the Renewal Rate (as defined below). Tenant shall be entitled to exercise its option to extend hereunder so long as (i) this Lease shall be in full force and effect and Tenant shall not be in default under this Lease beyond applicable notice and grace periods; and (ii) Tenant shall have delivered to Landlord written notice of its election to exercise its right to the renewal terms provided herein, if at all, by written notice to Landlord given not later than twelve (12) months prior to the last day of the Term, as the same may have previously been extended in accordance herewith. The renewal term shall run from the day after the last day of the Term through the day before the fifth anniversary of such date.

27.02 Within thirty (30) days of its receipt of notice from Tenant of Tenant's election to exercise its renewal option, Landlord shall notify Tenant of the Renewal Rate to be charged as Base Rent for the Renewal Period. As used herein, the term "Renewal Rate" shall mean the rental rates then being charged and concessions then being granted to tenants of comparable medical office space in comparable buildings in the Dallas, Texas metropolitan area. Tenant shall have thirty (30) days to notify Landlord in writing of its desire to accept the Renewal Rate or object to the Renewal Rate. If Tenant objects to the Renewal Rate, then the Base Rent for the option period will be the "then-fair market rental value of the Premises" determined as follows: within seven (7) days after the giving of its rejection notice Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the Dallas, Texas metropolitan area to appraise the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' prior notice to the other, can apply to the then presiding judge of the Dallas County Circuit Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant will bear one-half (½) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Leased Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Premises. As used herein the term "then-fair market rental value of the Premises" shall mean what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as base rent for the renewal period, as of the commencement of the renewal period, taking into account the net rent basis of this Lease, the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable medical office space in comparable buildings located in the Dallas, Texas metropolitan area.

ARTICLE XXVIII - ENTIRE AGREEMENT

28.01 This Lease contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such tenants jointly and severally.

ARTICLE XXIX - EXHIBITS

29.01 Reference is made to the Exhibits listed at Section 1.01(M) above, which exhibits are attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have signed as of the date and year hereinabove set forth.

TENANT:

NORTH AMERICAN SPINE
[a(n) Texas LLC]

By:
Chris H. Lloyd
Its: CEO

LANDLORD:

TEXAS INSTITUTE FOR EYES LLC, a Delaware limited liability company

By: McShane Corporation, an Illinois corporation, its managing member

By:
Its: Vice President

EXHIBIT A

ATTACHED TO AND MADE PART OF
LEASE DATED AUGUST 5, 2009
BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT

LEGAL DESCRIPTION

EXHIBIT B

ATTACHED TO AND MADE PART OF
LEASE DATED AUGUST 5, 2009
BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT

SITE PLAN

EXHIBIT C

**ATTACHED TO AND MADE PART OF
LEASE DATED AUGUST 5, 2009
BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT**

GUARANTY

THIS GUARANTY (the "Guaranty") made and entered into this 5th day of August, 2009 by Mr. Chris H. Lloyd an individual ("Guarantor") to and for the benefit of **TEXAS INSTITUTE FOR EYES LLC**, a Delaware limited liability company ("Landlord").

WITNESSETH

WHEREAS, Landlord and NORTH AMERICAN SPINE, a Texas limited liability company, as Tenant (the "Tenant") propose to enter into a certain Lease Agreement executed by Tenant of even date herewith (the "Lease") pursuant to which Tenant will lease approximately 9,224 rentable square feet of space in the building commonly known as 10740 North Central Expressway located in Dallas, Texas (the "Premises") for a term (exclusive of any renewals) expiring eighty-four months after the Commencement Date thereof; and

WHEREAS, Guarantor, as a member of Tenant, is desirous that Landlord make and enter into the Lease with Tenant;

WHEREAS, Landlord requires as a condition to its execution of the Lease that Guarantor guarantees the full performance of the obligations of Tenant under the Lease upon the terms and condition set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00), and for other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged by Guarantor, and to induce Landlord to enter into the Lease with Tenant, Guarantor does hereby agree as follows:

1. Guaranty. Guarantor hereby unconditionally guarantees: (a) the full, faithful and punctual performance of each and all of the terms, covenants, agreements and conditions of the Lease to be kept and performed by Tenant, in accordance with and within the time prescribed by the Lease (such terms, covenants, agreements and conditions are hereinafter collectively referred to as the "Covenants"); (b) the full and punctual payment and discharge of all Base Rent, Additional Rent, and all other sums of money, charges and liabilities due Landlord under the Lease (including any Interest and title charges thereon) (such Base Rent, Additional Rent, sums, charges, liabilities and interest are hereinafter sometimes collectively referred to as the "Rent"); and (c) all reasonable costs, expenses and damages suffered or incurred by Landlord as a result of or incident to any default or breach by Tenant under the Lease, including, without limitation, reasonable attorneys' fees, court costs and other expenses incurred by Landlord in enforcing this Guaranty (such costs, expenses and damages are hereinafter collectively referred to as the "Expenses") (the Rent, the Covenants and the Expenses

are hereinafter collectively referred to as the "Obligations"), Guarantor does hereby agree that if all or any part of the Obligations are not paid by Tenant pursuant to the terms and conditions of the Lease, Guarantor will immediately make such payments to Landlord.

2. No Discharge. This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding: (a) any extension, modification, amendment or alteration of the Lease; (b) any assignment of the Lease or sublease of all or part of the Premises, with or without the consent or Landlord, unless Landlord expressly releases Guarantor in its written consent to such assignment or sublease; (c) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease; (d) any dissolution or liquidation of Tenant or change in the composition of the partners of Tenant; and no extension, modification, amendment, alteration or assignment of the Lease, sublease of all or part of the Premises dissolution or liquidation of Tenant or change in the composition of partners of Tenant, and no other agreements or releases between Landlord and Tenant or between Landlord and any other party liable under the Lease or any other guaranty of the Lease (with or without notice to or knowledge of Guarantor) shall in any manner release or discharge Guarantor (unless Landlord expressly agrees to release Guarantor in an Instrument signed by Landlord), and Guarantor does hereby consent to any such extension, modification, amendment, alteration, release or assignment of the Lease, sublease of all or part of the Premises, dissolution or liquidation of Tenant or change in the composition of partners of Tenant. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor.

3. Unchanged by Bankruptcy. This Guaranty will continue unchanged notwithstanding any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or Tenant. Guarantor's obligation to make payment in accordance with the terms of this Guaranty will not be impaired, modified, changed, released or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code, as amended, or other statute or from the decision of any court.

4. Transfer or Assignment. Landlord may without notice, assign or transfer this Guaranty in whole or in part and no such assignment or transfer of the Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

5. Primarily Liable. This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be primary and direct and in any right of action which shall accrue to Landlord under the Lease. Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

6. Default. In the event of a default by Tenant under the Lease, which is not cured within the applicable cure periods provided in the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are

independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor (or any other person or entity). Guarantor hereby authorizes and empowers Landlord upon a default by Tenant under the Lease which is not cured within the applicable cure periods provided therefor, at its sole discretion and without notice to Guarantor, to exercise any right or remedy which Landlord may have under the Lease and Guarantor shall be liable to Landlord for any deficiency resulting from the exercise by it of any such remedy, even though any right which Guarantor may have against Tenant or others may be lost or diminished by exercise of any such remedy. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

7. Proceeds. Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or realized from any personal property of Tenant on the Premises in such manner and in such priority as Landlord in its sole judgment shall see fit to the Obligations which are the subject of this Guaranty.

8. Binding on Successors. Guarantor's obligations hereunder shall not be assigned or delegated. In the event of any assignment in violation hereof, this Guaranty will be binding upon Guarantor as well as its successors, heirs, assigns and/or trustees.

9. Waivers. Guarantor expressly waives and agrees not to assert or take advantage of: (a) any defense that may arise by reason of the failure or Landlord to file or enforce a claim against Tenant in bankruptcy or any other proceeding; (b) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations; (c) any duty on the part of Landlord to disclose to Guarantor any facts it may know or hereafter acquire regarding Tenant; (d) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations; and/or (e) demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty, and any and all other notices or demands to which Guarantor might otherwise be entitled by law.

10. No Oral Modification. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord except by a writing signed by Landlord.

11. Representations. Guarantor hereby represents and warrants that as of the date of this Guaranty:

(a) Guarantor is not in default under any agreement to which Guarantor is a party, the effect of which will materially and adversely impair performance by Guarantor of the Obligations; and

(b) There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will materially and adversely affect performance by Guarantor of the Obligations.

12. Severability. The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or circumstances, and no other provision of this instrument shall be affected thereby. This provision shall control every other provision of this Guaranty.

13. Construction. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

14. Choice of Law. This Guaranty is to be performed in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

15. Counterparts. This Guaranty may be executed in multiple counterparts, all of which shall be deemed originals, but all or which constitute one and the same instrument.

16. Captions. The paragraph headings used in this Guaranty are for suggestive purposes only and are not intended to be an accurate or comprehensive summary of the terms and provisions of this Guaranty.

17. Time at Essence. Time is of the essence of this Guaranty.

18. Joint and Several Liability. The liability of Guarantor hereunder shall be joint and several with the liability of any other guarantor of the Lease and with the liability or any other party liable under the Lease.

19. Consent to Jurisdiction. Guarantor acknowledges and agrees that this Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas. Guarantor hereby consents to personal jurisdiction in the State of Texas for the enforcement of this Guaranty and hereby waives any and claims of rights under the laws of the State of Texas or of the United States or of any other state or country, to object to jurisdiction within the State of Texas for the purpose of litigation to enforce this Guaranty. In the event such litigation is commenced, Guarantor agrees that service of process may be made and personal jurisdiction obtained over Guarantor by serving a copy of the summons and complaint upon Guarantor by a generally recognized express courier such as Federal Express, UPS or DHL at the address set forth below Guarantor's signature or at any other address written notice of which is provided by Guarantor to Landlord. Nothing contained herein, however, shall prevent the Landlord from bringing any action or exercising any rights against Guarantor personally, or against any property of Guarantor, within any other county, state or country. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Texas, the United States or any other state or country.

20. Notices. Any notice. demand or document required or permitted to be delivered by this Guaranty shall be in writing and shall be deemed to be delivered (whether or not actually received) when delivered personally or when delivered by a generally recognized express courier such as Federal Express, UPS or DHL at the address set forth below Guarantor's signature or at any other address notice of which is provided by Guarantor to Landlord.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has hereunder caused this Guaranty to be executed under seal and delivered to Landlord the day and year first above written.

Chris H. Lloyd, an individual

By: ____________________

EXHIBIT D

ATTACHED TO AND MADE PART OF
LEASE DATED AUGUST 5, 2009
BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT

1. All exterior signs shall be in accordance with Landlord's sign specifications.

2. Tenant shall not place unsightly objects against glass partitions or doors, nor cover any glass window or door with interior sign or signs.

3. Blinds, shades, awnings (except awning frames), window ventilators and other similar equipment visible from outside of the Building shall be installed by Tenant only in accordance with the prior written approval of Landlord.

4. Tenant shall not use any space in the Building for living quarters, whether temporary or permanent.

5. Tenant shall not keep inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives, or any other articles of an intrinsically dangerous nature on the Premises. Tenant may, however, keep on the Premises such chemicals and other materials as are usual and customary for the type of business to be operated by Tenant, provided that all such chemicals and other materials shall be kept in such containers and in such manner as may be required by Landlord's policies of insurance, and further provided that the keeping of such chemicals or materials shall not increase the rate of insurance of any such policies of the Landlord.

6. Tenant shall place all trash and garbage in containers. If excess trash accumulates, Tenant shall arrange for special pickup.

7. All loading and unloading of goods shall be done only at such times in the areas and through the entrances designated for such purpose by Landlord. All vehicles shall use driveways in accordance with designated traffic pattern.

8. Tenant shall use commercially reasonable efforts to protect the Premises and the property located therein from theft and robbery, and shall keep all doors, windows and transoms securely fastened when not in use.

9. Tenant shall keep the Premises free and clear from rodents, bugs and vermin, and will at Tenant's sole cost and expense use exterminating services when so requested by Landlord.

10. Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

11. The outside areas of the Premises shall be kept clean by the Tenant, and the Tenant shall not place or permit any obstructions, merchandise or machines of any kind in such areas.

EXHIBIT E

ATTACHED TO AND MADE PART OF
LEASE DATED AUGUST 5, 2009
BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT

BASE BUILDING OUTLINE SPECIFICATIONS

EXHIBIT F

ATTACHED TO AND MADE PART OF LEASE DATED AUGUST 5, 2009 BETWEEN TEXAS INSTITUTE FOR EYES LLC, AS LANDLORD AND NORTH AMERICAN SPINE, AS TENANT

SUBORDINATION, NON-DISTURBANCE AGREEMENT

WHEN RECORDED RETURN TO:

Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attention: Tara M. Thompson

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of March ______, 2009, among GUARANTY BANK, a federal savings bank ("**Lender**"), ________________________, a ______________ ("Tenant"), and ________________________________ ("Landlord").

WITNESSETH THAT:

WHEREAS, Lender is now or will be the owner and holder of a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("**Security Instrument**"), covering the real property described in Exhibit A attached hereto and made a part hereof and the buildings and improvements thereon (the "**Mortgaged Property**") securing the payment of a promissory note more particularly described therein;

WHEREAS, Tenant is the tenant under Lease Agreement (the "**Lease**") dated ________________, by and between Landlord and Tenant, covering certain property (hereinafter called the "Leased Premises"); and

WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Landlord and Tenant hereby agree and covenant as follows:

Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Property as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Leased Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

Attornment. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Property, who shall succeed to the rights and duties of Landlord, and Tenant. In such event, Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

Obligations and Remedies. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Property, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under

the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

for any act or omission of any prior landlord (including Landlord) which constitutes a default or breach of the Lease; provided, however, nothing herein shall be deemed to be a waiver of Tenant's rights or remedies in the event such act or omission is of a continuing nature, such as, for example, Landlord's failure to fulfill a repair obligation, and such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Property (however, Lender or such purchaser shall in no event be liable for any tort claims which Tenant may have against Landlord or any claims for liquidated damages which may be owing by Landlord under the Lease); or

for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord's interest in the Lease or becomes a mortgagee in possession, subject to Tenant's continued right of offset for any default by Landlord which remains uncured provided notice of such default has been provided to Lender in accordance with the provisions of this Agreement; or

for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) unless expressly required by the terms of the Lease; or

by any amendment or modification of the Lease made without Lender's consent that (i) results in a reduction or rent or other sums due and payable pursuant to the Lease, (ii) reduces the term of the Lease, (iii) provides for payment of rent more than one month in advance, or (iv) materially increases Landlord's obligations under the Lease; or

for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

for any portion of the Tenant Allowance (as such term is defined in the Lease) previously disbursed to Landlord by Lender pursuant to the Construction Loan Agreement executed by and between Landlord and Lender; or

for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Property prior to full completion and acceptance by Tenant of improvements required under the Lease; provided, however, such lack of liability on the part of Lender or such purchaser pursuant to this subparagraph shall not affect Tenant's rights of self-help and offset or termination described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; or

for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

by any provision of the Lease restricting use of other properties owned by Lender, as landlord.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership.

No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Tenant under the Lease to Landlord.

Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease; the commencement date of the Lease is __________; the term of the Lease is ______ years; the base rental rate is $________ per month; and a security deposit in the amount of $______________ has been paid in connection with the Lease.

Rent Payment. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Property, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

Notice of Security Instrument. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Property until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender. For purposes of this paragraph actions taken by Lender to foreclose the Security Instrument or otherwise gain possession of the Mortgaged Property shall be

considered actions undertaken to cure any default. Notwithstanding the foregoing, if Landlord defaults in the performance of any of its material obligations, covenants and warranties under the Lease which substantially interferes with the ability of Tenant to reasonably implement its permitted use under the Lease or results in a real and imminent danger to the health or safety of the person or property tenant or any agent, employee, or invitee of Tenant, then, in such event, Tenant shall be entitled to exercise its rights of self-help and offset within the time periods set forth in the Lease provided all required notices have been given as set forth in the Lease.

Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender: Guaranty Bank
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
Attention: Healthcare Finance Lending Division

To Tenant: North American Spine ________
_c/o Chris H. Lloyd - CEO______
____
____

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

Liability of Lender. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender, in its capacity as landlord under the Lease, shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the Mortgaged Property, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Lender, in its capacity as landlord, in the event of any default or breach by Lender, in its capacity as landlord, with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Lender, in its capacity as landlord, and any other obligation of Lender, in its capacity as landlord, created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. Further, in the event of any transfer by Lender of the landlord's interest in the Lease, Lender, including each of its partners, officers, affiliates, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of landlord's interest.

Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

Successor Lender. The term "Lender" as used throughout this Agreement includes any successor or assign of Lender, any affiliate of Lender acquiring the Mortgaged Property at foreclosure or by deed-in-lieu of foreclosure, and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Property, and their respective successors and assigns.

Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Property is located and the law of the United States applicable to transactions within such state.

Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF LENDER TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

GUARANTY BANK, a federal savings bank

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF TEXAS §
§
COUNTY OF __________ §

This instrument was acknowledged before me on __________, 2009 by ____________________, __________ of GUARANTY BANK, a federal savings bank, on behalf of said federal savings bank.

____
Notary Public, State of Texas

My Commission expires:

____
[Printed name]

____

SIGNATURE PAGE OF TENANT TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NORTH AMERICAN SPINE a Texas Limited Liability Company

By: ______________________
Name: Chris H. Lloyd
Title: Chief Executive Officer

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me on Aug. 6, 2009 by Chris H. Lloyd, CEO of North American Spine, a Texas LLC, on behalf of said Company.

Ann Patterson Sims
Notary Public, State of Texas

My Commission expires: April 29, 2012

Ann Patterson Sims
[Printed name]

ANN PATTERSON SIMS
Notary Public, State of Texas
My Commission Expires
April 29, 2012

SIGNATURE PAGE OF LANDLORD TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

____

By: Steph Doyle
Name: Stephen Doyle
Title: Vice President

STATE OF ~~TEXAS~~ Ill. §
§
COUNTY OF Cook §

This instrument was acknowledged before me on Aug. 7, 2009 by Stephen Doyle, VP of [illegible] Development Co; a Delaware LLC, on behalf of said Texas Institute for Eyes

Carol L. Kichura
Notary Public, State of ~~Texas~~ Ill.

My Commission expires:
10/20/12

CAROL L. KICHURA
[Printed name]

OFFICIAL SEAL
CAROL L KICHURA
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPIRES:10/20/12

CONSENT OF GUARANTOR

Chris H. Lloyd, as the Guarantor of Tenant's obligations under the Lease, joins in the execution hereof to evidence its consent to the provisions above and its agreement that, so long as Tenant shall be required to attorn to Lender or any other party pursuant to the provisions above, the Guaranty of the Lease shall survive and continue in favor of the party to whom Tenant must attorn.

By: [signature]
Name: Chris H. Lloyd
Title: Individual

STATE OF TEXAS §
§
COUNTY OF DALLAS §

This instrument was acknowledged before me on August 5th, 2009, by Chris H. Lloyd an individual.

Ann Patterson Sims
Notary Public, State of Texas

Ann Patterson Sims
(printed name)

My Commission Expires:
April 29, 2012

ANN PATTERSON SIMS
Notary Public, State of Texas
My Commission Expires
April 29, 2012

EXHIBIT A

(Legal Description of Mortgaged Property)